                                                                 Exhibit (p)1.14

FIDELITY'S COMMITMENT TO ETHICS

Our company's commitment to the highest standards of integrity and loyalty to customers and shareholders is underscored by our name - Fidelity. We are known by our decisions and actions, as a company and as individuals. The accompanying Code of Ethics enables the company and its employees to act in a way that does not conflict - or appears to conflict - with the interests of our clients.

We believe that customer interests can be protected even when employees make personal investments, exchange certain gifts or engage in certain outside activities. But there must be limits.

No written Code can anticipate all activity that would conflict (or might appear to conflict) with the interest of Fidelity or its clients. Fidelity employees are expected to understand and respect the spirit of the rules - and always to
                                           ------
act in a way that demonstrates our commitment to our customers and to doing the right thing.


FOREWORD


All employees of Fidelity International Limited and its subsidiary companies ("Fidelity") are bound by this Code of Ethics which sets out the standards we expect from you in personal account trading, managing conflicts of interest, and receiving gifts and hospitality. Parts of the Code apply, not only to you as an employee, but also to close relatives, spouses, partners, and others in whose affairs you could have a beneficial interest.

As a fund management organisation we have a duty to our customers to meet the highest standards of personal behaviour. The Code is designed so that employees can conduct themselves and buy and sell stocks and shares in a way which does not conflict with the management of our clients' assets. It is important to our reputation that we avoid giving even the appearance of any conflict of interest.

In the financial services industry the major asset of any company is its reputation. The Code not only underlines Fidelity's commitment to keeping the Fidelity reputation untarnished, but also provides a framework in which employees can manage their personal affairs in a way consistent with that reputation.

A WORD ABOUT THE STRUCTURE OF THE CODE

The Code is contained in the first section of this document. All the general provisions are contained in this Code and these apply to everyone throughout Fidelity.

Annex 1 contains specific provisions and additional information for employees in certain locations or working on specific products. Your local Compliance Officer will tell you if any of these provisions apply to you.

General administrative provisions are explained in Annex 2. These apply to all employees.

Finally, if you have any questions contact your local Compliance Department. Contact details for your local Compliance department can be found in Appendix A.

CODE OF ETHICS 2001

This Code must be followed by all Fidelity employees wherever they work.

     1.   Introduction

     2.   Who must follow the Code

     3.   Which trades are subject to the Code

     4.   Trades which are not allowed

     5.   Trades which need special permission

     6.   Times when you are not allowed to trade

     7.   How to trade

     8.   What to do after you have traded

1.        INTRODUCTION

1.1 The purpose of the Code is to provide a framework within which you can conduct your personal affairs without coming into conflict with our duties to our customers. A lot of the Code covers your own trades in stocks and shares, but some of it also covers receiving gifts and invitations to sporting and other events.

1.2 Many of our regulators require Fidelity to have such a Code, but Fidelity has always believed in the principles set out in the Code. We look after the savings and pensions of many hundreds of thousands of people and we have a duty to safeguard these and not to use them to our personal advantage.

1.3 As a result there may be times when you, or a member of your close family, will not be allowed to buy or sell a particular share. This could be because we are trading in that share on behalf of our customers. We do not want to put that trade at risk. Neither do we want to give the impression that we are using knowledge of what we are doing for customers to make a profit or avoid a loss in our personal trading.

1.4 With regards to gifts and hospitality, Fidelity actively discourages the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. Fidelity's Gifts and Gratuities Policy, which is separate from this Code and can be found at Section 2 of Annex 2, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

1.5 We also recognise that there are times when it might be awkward for you to follow the Code to the letter. In exceptional circumstances we can grant waivers from particular requirements of the Code. If you have a problem you must raise it as early as possible with your local Compliance Department.

1.6 Please read the Code carefully. It is an important document that forms part of your contract of employment with Fidelity. In fact, we ask you to confirm to us each year that you have read and understood the Code. This is for your own protection as a serious breach of the Code can lead to a fine or even dismissal. In some jurisdictions breaches of parts of the Code may be a criminal offence.

A final word...

The Code cannot cover every situation that might come up. It is up to you to behave responsibly and for you to follow the Code. Even if you have received some permission you still must make sure that what you plan to do is allowed under the Code. This is your personal responsibility. If you are in doubt or have a question contact your local Compliance Department BEFORE you do anything. Their contact details are set out in Appendix A.

2.   WHO MUST FOLLOW THE CODE

------------------------------------------------------------------------------
  Summary Box
  -----------
  .  The Code covers employees of Fidelity and close family members
  .  Each employee falls within one of three categories
  .  Check if you need to follow one of the supplements
------------------------------------------------------------------------------


2.1 All employees of Fidelity have to follow the Code. The Code also covers members of your immediate family, spouses and partners and others living in the same house. It will also cover trading in stocks and shares where you have a financial interest. Appendix B sets out when the Code will apply to someone other than you. This can be a complex area and if you are in any doubt as to whether a particular person is covered by the code you must ask your local Compliance Department (see Appendix A). Broadly, if something applies to you, it applies to your immediate family and partners in the same household, but you should read Appendix B carefully.

2.2 You are told when you join Fidelity which employee category you fall into. This category will also apply to people who must follow the Code because of Appendix B. Your category is important because there are some rules in the Code that only apply to particular categories of employees.

2.3  There are three categories:
          Access Persons
          Investment Professionals
          Senior Executives

     These are described in the following section. Your category will appear on the forms that you have to fill in each quarter. The categories are based on what sort of work you do and what sort of information you have access to. So when you change jobs or the type of work you do, your category may also change.

2.3.1 Everyone in Fidelity has to follow the Access Person rules, but some will also have to follow the rules of another category.

       Access Persons are:
          .  All employees of any Fidelity company
          .  All directors of such companies
          . All directors of a Fidelity fund (e.g. one of the UK investment trusts or Fidelity Funds)

       If you are a director of a Fidelity fund who has signed a separate letter you are treated as a different category. Details can be found in Appendix C.

2.3.2  Investment Professionals

       You are an Investment Professional if you are:
          .  A portfolio manager
          .  A research analyst or associate
          .  A trader or a trading assistant
          .  A member of an asset allocation group

       Some people may also be categorised as an Investment Professional even when they might not fall into one of the above descriptions. If this happens to you, you will be told in writing.

2.3.3  Senior Executives

       You are a Senior Executive if you are:
          .  A board director of any Fidelity company
          .  A director or vice-president  of such a company
          .  In the Fund Treasurer's department
          .  In the Compliance or Legal departments
          .  In the Operations, Audit and Analysis, Risk or Security Departments

       Some people may also be categorised as a Senior Executive even when not falling into one of the above descriptions. If this happens to you, you will be told in writing.

               Please note:  All Investment Professionals and Senior Executives are also Access Persons. Some parts of the Code only apply to Investment Professionals and Senior Executives.

2.4  Supplements

     If you are a director or an employee of the following companies you must read and also follow (if appropriate) the relevant supplement in Annex 1.


     . Fidelity Investments Securities Investment Trust Co. Ltd ("SITE") - Supplement No. 1
     .    Fidelity Investment (Taiwan) Limited - Supplement 2
     .    Fidelity Investment Services, GmbH - Supplement 3
     .    Fidelity Investments Japan - Supplement 4

2.5  FMR's 1940 Act Funds

     . If you are involved with the investment management of the 1940 Act Funds run by Fidelity Management & Research Company or any other fund or account subject to US SEC registration, then Supplement 4 of Annex 1 may apply. Your local Compliance Officer will notify you if this section applies to you.

3.        WHICH TRADES ARE SUBJECT TO THE CODE

-------------------------------------------------------------------------------
  Summary Box
  -----------

  .  The Code regulates personal trading in Reportable Securities
  . Reportable Securities includes all stocks and shares unless specifically excluded.
  . Shares in unit trusts, OEICs and mutual funds are not Reportable Securities . Simple life assurance, endowment policies and bank accounts are not
     Reportable Securities.
--------------------------------------------------------------------------------

3.1 The Code only covers some of the personal trades that you may do. Any trade in a Reportable Security is covered by the Code. A purchase or a sale of an investment that is not a Reportable Security is not covered by the Code.

3.2     Reportable Securities are all shares, bonds and other securities unless
                                                                         ------
        they are excluded in 3.3 below.

3.3     The following are not Reportable Securities:
                          ---

        .   Shares or units in open-ended investment companies, mutual funds and unit trusts (including Fidelity products).
        .   Government Securities issued by the USA, Japan and members of the
            European Economic Area (EEA). A list of EEA Countries can be found at Appendix D.
        .   Securities issued by agencies of these governments which have a remaining maturity of one year or less.
        .   Life assurance and endowment policies.
        .   Bank savings or current accounts.
        .   Certificates of Deposit and other money market investments such as commercial paper.
        .   Securities issued by companies in the Fidelity Group
        .   Commodities
        .   Futures or options on commodities

3.4 All other securities (and options and futures on such securities and securities indices) are Reportable Securities and are covered by the Code. This includes Fidelity's Investment Trusts listed in the UK for example, as well as other closed-end funds.

3.5 Any form of "spread betting" that is based on securities that are Reportable Securities is also covered by the Code.

4.      TRADES WHICH ARE NOT ALLOWED

-------------------------------------------------------------------------------
  Summary Box
  -----------
  . If you have inside information, trades using that inside information are not permitted.
  .  Neither is using knowledge of a fund's transactions.
  .  Investments in certain futures may not be allowed
  .  Selling a security short is not permitted.
--------------------------------------------------------------------------------

4.1 Certain types of trades are not permitted under any circumstances. It is not possible to set out every type of trade that is inappropriate so the list below may be added to from time to time.

4.2 You are not allowed to do a trade (or encourage someone else to trade) if you have inside information which is relevant to the security you wish to trade. In some countries trading on inside information is a criminal offence. In all countries trading with inside information may lead to disciplinary action being taken. A summary of the insider trading law is in Appendix G.

4.3 You are not allowed to trade if you are using information about what a fund or account is doing. This is not allowed as you might profit by what effect this will have on the market.

4.4    You must not invest in hedge funds.

4.5    You must not invest in or through investment clubs and similar groups.

4.6 You are not allowed to `sell short' i.e. sell securities which you do not own. This includes purchasing naked/uncovered put options or selling naked/uncovered call options.

4.7 You are not allowed to purchase put or sell call options or futures on Stock Market indices other than the following:
                            ----------
          .    FTSE 100
          .    Nikkei 225
          .    S&P100, 400 and 500
          .    Morgan Stanley Consumer Index

4.8. You must not purchase investments in a stockbroker, securities trader or broker dealer which appears on the restricted list kept by Global Compliance. This list changes, so if you want to buy shares in such a company you must first of all check with your local Compliance contact (see Appendix A).

4.9. You must not trade in any derivative of a Reportable Security which has the effect of evading the requirements of the Code.

4.10. You must not place good-until-cancelled orders. Good-until-cancelled orders may inadvertently cause you to violate the preclearance provisions of this Code.

4.11. Fidelity believes that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. An unusually high level of personal trading activity is discouraged and may be monitored by the Compliance Department. A pattern of excessive trading may lead to the taking of appropriate action under the Code.

Note: Even if you have obtained pre-clearance to do anything listed above, that is no defence. It is your responsibility to make sure you do not do any
                            ----
       of the above. For example, if you buy the shares of a restricted stockbroker you will have breached the Code.

5.   TRADES WHICH NEED SPECIAL PERMISSION

------------------------------------------------------------------------------
  Summary Box
  -----------
  .  Purchase of public offerings and private placements requires approval.
  .  So does trading in certain closed-end funds
------------------------------------------------------------------------------

5.1 You may only execute certain types of trades if you get permission, and permission will not always be granted.

5.2 You can only buy shares or bonds in an initial public offering (IPO), privatisation or flotation of shares if you have written approval from Compliance. Sometimes a general permission will be given (for a privatisation for example). At other times you can get a special permission if you or your spouse have a priority allocation. This can be because you or your spouse are a customer or an employee of the company involved. Please refer to the note at Appendix E and Form H.

5.3 If you are an Investment Professional or Senior Executive you must get prior permission to invest in a private placement. This is to ensure that any placement is considered, first of all, for Fidelity's funds and accounts. A checklist for such trades is included in Form D. This must be completed by you and forwarded to your Director or Department Head and then to the local Compliance department (see Appendix A) before you buy.

5.4 If approval is granted you must report the actual purchase to Compliance within ten working days. If afterwards you are involved in managing or advising a Fidelity fund or segregated account investing in the same company you:

      .  Must declare your interest
      . Have the holding independently reviewed by the Chief Investment Officer and Compliance.

5.5 You must obtain permission in writing before trading in Thailand International Fund as Fidelity carries out administration and accounting services for the fund.

Note: Even if you have obtained pre-clearance to do a trade which is listed above that is no defence. It is your responsibility to make sure you do
                                       ----
       not do any of the above without having got the right permission.

6.   TIMES WHEN YOU ARE NOT ALLOWED TO TRADE

-------------------------------------------------------------------------------
  Summary Box
  -----------
  . No trading if you have inside information or knowledge that a fund will trade.

  . Investment Professionals and Senior Executives have to wait two clear business days after a research note is issued by any Fidelity office.

  . Portfolio Managers cannot trade within seven calendar days of one of their funds trading in that security.

  . Investment Professionals and Senior Executives have to surrender any profits if securities are sold within sixty calendar days of their purchase.

  . Portfolio Managers and Research Analysts must ensure any new information on a company goes into a research note before they trade.
-------------------------------------------------------------------------------

6.1.  You are not allowed to trade when:

      . You have inside information which is relevant to the security you want to trade in (see Section 9).

      . You have knowledge that a fund or account will be trading in that security (or a related security).

      . You have knowledge that a fund or account has just traded in that security (or a related security).

6.2. There are other periods when certain categories of employee are not allowed to trade.

6.3.  The Two Day Rule
      Applies to Investment Professionals and Senior Executives

      You may not trade in a security for two clear business days after a research note relating to the issuer of that security has been published. For example, a research note published at noon on Monday blocks your trading until Thursday.

6.4.  The Seven Day Rule
      Applies to Portfolio Managers

      You may not trade a security within seven calendar days of one of your funds trading in that security. In other words, you may not trade in a security within seven days before or seven days after the fund has traded. If you are the assigned fund manager to a portfolio where trades are initiated by an asset allocation group it is still your responsibility to observe this rule in respect of trades in that portfolio. This prohibition will not apply to trades made by a portfolio manager during the seven days preceding a fund trade if the fund trade arises as a result of a standing instruction placed with a trading desk to purchase or sell securities in amounts proportional to the relative weightings of such securities in the portfolio in response to fund cash flows.

6.5.  The Sixty Day Rule
      Applies to Investment Professionals and Senior Executives

      If you sell a security within sixty calendar days of purchasing it you will be required to surrender any profit made. Any loss you make is your own. The purpose of this rule is to discourage short-term trading. Transactions will be matched with any opposite transaction within the most recent 60 calendar days. If unforeseen circumstances mean that you will want to sell within the sixty days please contact your local Compliance department before trading if you wish to keep any profit. This paragraph does not apply to matching option or futures trades on the indices listed in paragraph 4.7 above.

6.6.  The Affirmative Duty Rule
      Applies to Portfolio Managers and Research Analysts

      You have an affirmative duty (i.e. you must use your own initiative) to ensure that any fresh and material information that you receive on a company is included in a research note. This applies regardless of whether you are formally assigned to the company in question. You may not trade until after the research note is issued and two clear business days have passed.

      Should you own a security, or should you have decided to buy a security, you also have an affirmative duty to disclose this in any research note or other investment communication about that security.

      If there is any question as to whether the information is new and material you should contact your Director of Research or Chief Investment Officer who will decide if a research note should be issued.

Note: Even if you have obtained pre-clearance to do a trade that is no defence if you are in fact in breach of any of the above rules.  It is your
                                                                     ----
      responsibility to follow the rules above.

7.   HOW TO TRADE

--------------------------------------------------------------------------------
  Summary box
  -----------
  . Trading must be through an Approved Broker unless special permission has been granted.
  .  Pre-clearance is required for virtually all trades.
  .  Pre-clearance is good for that day only.
-------------------------------------------------------------------------------

7.1 The general principle is that if you want to trade in a Reportable Security you must first get permission ("pre-clearance"). This is in addition to any special permission you may need under section 5. Any trading must be done through a broker that appears on our list of Approved Brokers (see Appendix
     F).

7.2  Approved Brokers

     7.2.1. You must trade through an Approved Broker. Your local Compliance Department (see Appendix A) can provide you with the relevant paperwork or contact for setting up an account.

     7.2.2 A list of Approved Brokers is at Appendix F. These brokers have been selected by Fidelity and all personal trades must be done through them unless you have prior written approval from Compliance. You must hold all Reportable Securities yourself (i.e. have them registered in your own name, or physically hold the certificates) or hold them through an Approved Broker.

     7.2.3. Approved Brokers forward (to the relevant Compliance Department) reports of trades on your account and also provide monthly statements. By opening an account at an Approved Broker you agree that we can receive these documents and permit us access to all account information relating to your period of employment with Fidelity. If for some reason the Approved Broker does not provide the report we may ask you to, and you must respond promptly.

     7.2.4. In exceptional circumstances you may be allowed to hold a personal trading account with a different broker. You can only do this with the prior written approval of Compliance. Approval may not always be given. If given, it will usually be subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you break any special conditions that we might set you will be treated as having broken the Code itself.

7.3.  Pre-clearance

      7.3.1.  Before you place an order with your broker you must have pre-
              ------
              cleared that order with the relevant area (see Appendix A). Please note that pre-clearance lines may be recorded.

     7.3.2. The pre-clearing department will check if there is any fund or segregated account trading. Generally, a pre-clearance request will not be approved if the pre-clearance desk determines that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by funds or accounts. If you get pre-clearance you will be given a pre-clearance number which you should keep for your own records.

     7.3.3. Pre-clearance is only valid for the calendar day on which it is given. If for any reason your trade is not done on that day you must get a fresh pre-clearance the following day or cancel the order with your broker.

     7.3.4. You will be asked to provide details of the trade before we give pre-clearance. If the trade done by your broker differs from those details we will ask for an explanation and it could be a breach of the Code.

     Note: Pre-clearance only means that there is no trading activity to stop you trading. You are still responsible for checking that you have any special permission needed and that the trade is allowed under the Code.

     7.3.5. If you are repeatedly refused pre-clearance you can refer this to your local Compliance Department which may be able to give you special pre-clearance.

     7.3.6. Trades in the following securities do not require pre-clearance but have to be reported afterwards:

                  .  Options on the following indices:

                        -  FTSE 100
                        -  Nikkei 225
                        -  S&P 100, 400 and 500
                        -  Morgan Stanley Consumer Index

                  .  Currency warrants

     7.3.7. The following types of trades do not require pre-clearance but have to be reported afterwards:

               .  Gifting of securities
               .  Rights subscriptions
               . Automatic and scrip dividend reinvestments where you have no discretion as to the transaction taking place

     7.3.8. When buying a Reportable Security through a monthly savings plan or similar arrangement, permission should be obtained from the local Compliance Department when the plan is set up and after that pre-clearance will not be required for regular investments. You will still need to report such transactions and lump sum investments will still need pre-clearance. The local Compliance Department will tell you how often. Please remember that if you sell a Reportable Security you bought through a monthly savings plan, that sale will need pre-clearance in the normal way.

     7.3.9. If you have someone else who manages your investments for you on a discretionary basis, you will not need pre-clearance as long as:

               . there is a written agreement between you and the third party; . you have no say in what is bought or sold; and . Compliance has given you prior written approval.

             Trades must still be reported.

8.  WHAT TO DO AFTER YOU HAVE TRADED

-------------------------------------------------------------------------------
  Summary Box
  -----------
  .  Reporting of trades is done automatically by Approved Broker

  .  It is your responsibility to report if using non-Approved Broker
--------------------------------------------------------------------------------

8.1 If you are trading through an Approved Broker and have told them you are a Fidelity employee, Fidelity will contact your broker and make arrangements for them to forward a copy of the contract note or confirmation directly to your local Compliance Officer. However, since you have the contractual relationship with your broker, it is your responsibility to ensure that your broker is complying with these arrangements.

8.2 If you are trading, under special permission, with a non-Approved Broker, it is your responsibility to make arrangements for the broker to forward a copy of the contract note or confirmation directly to your local Compliance Officer.

8.3 If we have a question about a trade or are missing a report on a trade you have done, we may come back to you. (This is one of the reasons we recommend you keep a note of your pre-clearance number.) Please make sure you respond to any request promptly.

SUPPLEMENT NUMBER 4

Employees involved with the management of FMR's 1940 Act Funds and other funds and accounts subject to US SEC registration.

1.        INTRODUCTION

1.1 The following provisions apply to individuals who are involved with the investment management of certain funds and accounts for which one of FMR Corp.'s subsidiaries has delegated all or some part of the investment management task to us. As a result, certain SEC regulations will apply in addition to the main
                                                     --------------
provisions of the Code. Your local Compliance Officer will tell you whether these additional provisions apply to you.

2.        WHO MUST FOLLOW THE CODE?

2.1 In addition to the categories of individuals listed at paragraph 2.1 of the Code, the Code and this Supplement will also apply to individuals for whom you are financially responsible under a legal obligation. This would include wards of court and anyone who you are legally obliged to support financially.

2.2 Unless you have prior approval from your Compliance Officer, you must not make any investment decisions for accounts in which you have no beneficial interest, unless these are accounts that you manage on behalf of Fidelity.

3.        WHICH TRADES ARE SUBJECT TO THE CODE?

3.1 Paragraph 3.2 of the Code of Ethics provides a definition of Reportable Securities. Please note that the definition of Reportable Securities for the purposes of individuals affected by this Supplement shall include any derivatives on Reportable Securities.

3.2 Paragraph 3.3 of the Code of Ethics provides a list of items that are not considered to be Reportable Securities, which includes "Shares or units in open-ended investment companies, mutual funds and unit trusts (including Fidelity products)."

3.3 Mutual Funds, for the purposes of this supplement mean only US mutual funds registered under the Investment Company Act of 1940, whether offered by Fidelity or by another product provider. These are not Reportable Securities for the purposes of this supplement. All other open-end fund products are Reportable Securities. Similarly, for the purposes of this supplement all Government securities other than US Government securities are regarded as Reportable Securities.

3.4 Any transactions by you in Reportable Securities are subject to the provisions of the Code with the following exceptions in respect of non-US mutual fund and non-US Government securities trades:

          Section 5 - Trades which need special permission - does not apply
          Section 6 - Times when you are not allowed to trade - paragraphs 6.1 and 6.6 apply, but the rest of this section does not
          Section 7 - How to Trade - does not apply
          Section 8 - What to do after you have traded - does not apply (although please refer to the paragraph 4 reporting below).

3.5 If you have any doubt whatsoever as to whether or not a transaction you are about to commit involves reportable securities, you should contact your local Compliance Officer immediately.

4         REPORTING

4.1 When returning your Quarterly Trade Verification you must include on that form all non-US mutual fund and non-US Government securities transactions. In addition, US regulations require that for any bonds, you also provide details of the interest rate and maturity date of any purchases. Your local Compliance Officer will prompt you for such information.

4.2 In addition to the reporting obligations the Code places upon you, an Annual Holdings Report must be completed showing your total holdings of Reportable Securities (which will include non-US mutual funds and non-US Government securities). A form for supplying this information will be forwarded to you by your local Compliance Officer at the relevant time each year.

4.3       Where your transaction in a non-US mutual fund is:

 .   in a Fidelity open-ended fund (e.g. Fidelity Funds, the OEICs or the
    Japanese domestic investment trusts); or

 .   in any open-ended fund transacted through FundsNetwork(TM)

        There is no need to include details of these transactions or holdings on either your Quarterly Verification or your Annual Holdings Report.

5.        WHICH FORMS HAVE TO BE COMPLETED AND WHEN
          All these forms can be found in Appendix H


          Failure to return a form within the required time limit will lead automatically to suspension of trading privileges until such time as the form is received. Further sanctions may also be imposed.

5.1       From A - Annual Code of Ethics Acknowledgement

          .  Must be signed by all employees
                               -------------
          .  Issued 1 January
          .  To be returned by 28 January
          .  New employees to return within seven days of joining


5.2       Form B - Quarterly Trade Verification

          .  Must be completed by Investment Professionals and Senior Executives
                                  ----------------------------------------------
             only
             ----
          .  Issued 1 January; 1 April; 1 July; 1 October
          .  To be returned within ten days of the end of the prior quarter
          .  Nil returns are required


5.3       Form C - Outside Activity Disclosure

          .   Must be completed by any employee wishing to undertake outside
                                   ------------
              activities
          .   Approval required before taking up the activity
          .   New employees to return within seven days of joining

5.4       Form D - Private Placement Approval Request

          .   Must by completed by any Investment Professional or Senior
                                       ---------------------------------
              Executive wishing to invest in a private placement.
              ---------
          .   Approval required before any commitment to invest is made


5.5       Form E - Inside Information Notification

          .   Must be completed by any employee receiving inside information
                                   ------------
          .   To be completed and filed as soon as possible


5.6       Form F - Gift Notification Form

          .  Must be completed by any employee receiving a gift of more than
                                  ------------
             nominal value.
          .  To be filed within five days of receipt of the gift

5.7       Form G - Hospitality Notification Form

          .  Must be completed by any employee receiving hospitality other than
                                  ------------
             a normal business meal.

          .  To be filed within five days of acceptance of the hospitality.


5.8       Form H - IPO Permission to invest: Manager's Statement

          .  Must be completed by the Manager of any employee seeking to invest
                                                 ------------
             in an IPO prior to subscribing.
                       -----
          .  To be filed and waiver received prior to subscription.
                                             -----

                                                                          FORM A

 .   Form A must be completed by ALL EMPLOYEES

 .   Some sections only need to be completed by SENIOR EXECUTIVES and INVESTMENT
    PROFESSIONALS

Forms should be returned as follows:

-------------------------------------------------------------------------------------------------------
 UK                           Continental Europe                Germany
-------------------------------------------------------------------------------------------------------
 The Compliance Officer       The Compliance Officer            The Compliance Officer
 Ethics Compliance Group      Ethics Compliance Group           Ethics Compliance Group
 Fidelity Investments         Fidelity Investments              Fidelity Investment Services GmbH
 25 Cannon Street             3/rd/ Floor, Kansallis House      11th Floor, Eurohaus
 London EC4M 5TA              Place de L'Etoile                 24-26 Lyoner Strasse
 Mail Zone: XLC13             BP 2174                           D-60528
                              L-1021, Luxembourg                Frankfurt, Germany
                              Mail Zone: XX                     Mail Zone XG
-------------------------------------------------------------------------------------------------------
 Hong Kong / Australia / Korea                      Taiwan
-------------------------------------------------------------------------------------------------------
        The Compliance Officer                                The Compliance Officer
        Ethics Compliance Group                               Ethics Compliance Group
        Fidelity Investments                                  Fidelity Investments (Taiwan) Limited
        17/th/ Floor                                          ("SICE")
        One International Finance Centre                      Taipei Metro, 10/th/ Floor
        1 Harbour View Street, Central                        207, Tun-Hwa S. Road
        Hong Kong                                             Sec 2, Taipei 106
        Mail Zone: XHK                                        Taiwan
                                                              Republic of China
                                                              Mail Zone: XW

                                                              The Compliance Officer
                                                              Ethics Compliance Group
                                                              Fidelity Investments Securities
                                                              Investment Trust Co. Ltd ("SITE")
                                                              Taipei Metro, 15/th/ Floor
                                                              207, Tun-Hwa S. Road
                                                              Sec 2, Taipei 106
                                                              Taiwan
                                                              Republic of China
                                                              Mail Zone: XW
-------------------------------------------------------------------------------------------------------
 Japan                                              Bermuda
-------------------------------------------------------------------------------------------------------
        The Compliance Officer                                The Compliance Officer
        Ethics Compliance Group                               Ethics Compliance Group
        Fidelity Investments                                  Fidelity Investments
        Across Shinkawa Bldg, 10th Floor                      Pembroke Hall, 42 Crow Lane
        1-8-8 Shinkawa                                        P O Box 670
        Chuo-Ku, 104-0033                                     Hamilton HM CX
        Tokyo, Japan                                          Bermuda
        Mail Zone: XJS                                        Mail Zone: XB
-------------------------------------------------------------------------------------------------------

 The form is due by 28 January annually.

 New Starters must return forms within seven days to their local HR contact.

                                                                          FORM A

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - CODE OF ETHICS 2001

--------------------------------------------------------------------------------
ALL EMPLOYEES
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] There are no brokerage accounts          [_] Listed in Section A on the
    held in my name or in which I have           reverse of this form are all
    a beneficial interest.                       accounts in my name or in
                                                 which I have a beneficial
                                                 interest
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] I have no outside interests which        [_] I have such an outside interest
    need to be disclosed under Annex 2           and attach a completed Form C.
    Section 3.1 of the Code.
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] I attach a schedule of all my hold-      [_] I have no holdings of
    ings in Reportable Securities as at          Reportable Securities.
    31 December (for new employees the
    date must be within the last thirty
    days).
--------------------------------------------------------------------------------
SENIOR EXECUTIVES AND INVESTMENT PROFESSIONALS ONLY
--------------------------------------------------------------------------------

EITHER (tick one box)                        OR (tick one box)
[_] I have no external directorships.        [_] I have an external directorship
                                                 and have completed Section C of
                                                 the attached sheet and
--------------------------------------------------------------------------------
DECLARATION (ALL EMPLOYEES)
--------------------------------------------------------------------------------

 .    I acknowledge receipt of the above Code and understand that my personal securities transactions and my conduct are subject to it. I also understand that the Code applies to transactions in which I have a "beneficial interest".

     Note: Please see Appendix B of the Code for what is a "beneficial interest"

 .    If I have been employed by Fidelity during the previous calendar year I confirm that to the best of my knowledge I have complied with the Code of Ethics during that period.

 .    I grant Fidelity the right to access at any time records relating to any brokerage accounts or Fidelity fund transactions in which I have a beneficial interest for the period of my employment with Fidelity.

 .    I acknowledge that all such account records may be reviewed by Fidelity staff authorised by the Compliance Officer.

 .    I acknowledge that information provided to Fidelity for the purposes of the
     Code will be held on and processed by computer and retained in hard copy.
     It may be disclosed to other Fidelity companies and this may be done electronically. Pre-clearance and other call may be recorded. Such information will be treated as confidential.

     Name: ___________________________  Signature: ____________________________

     Date: ___________________________  FI No:     ____________________________

                                        Ext No:    ____________________________


PLEASE COMPLETE BOTH SIDES OF THE FORM

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - SUPPLEMENTARY INFORMATION

A.   DETAILS OF BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
Name of the Account       Name and address of brokerage firm      Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

B.   DETAILS OF HOLDINGS
     .    Only REPORTABLE SECURITIES need to be disclosed

--------------------------------------------------------------------------------
Security Name                No of     Purchase     Firm where Security is held
                             Shares      Price
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: You may attach a statement from your broker if it contains a complete list of holdings.

C.   DETAILS OF EXTERNAL DIRECTORSHIPS
     .    To be completed by SENIOR EXECUTIVES and INVESTMENT PROFESSIONALS only

--------------------------------------------------------------------------------
Name of Business:            Nature of Business:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please identify any directorships which you have taken up at Fidelity's request.

Note: Changes to this list must be immediately notified to Compliance. Prior written approval is required prior to taking up a board level appointment.